Exhibit 10.2

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

MASTER SERVICES AGREEMENT

THIS MASTER SERVICES AGREEMENT (“2011 Master Services Agreement”) dated the 15th day of April, 2011 (the “Effective Date”), is by and among CURASCRIPT, INC., a Delaware corporation, having its primary business address at 6272 Lee Vista Boulevard, Orlando, Florida 32822 (“CuraScript”), JAZZ PHARMACEUTICALS, INC., a Delaware corporation, having its primary business address at 3180 Porter Drive, Palo Alto, California 94304 (“Jazz Pharmaceuticals”), and EXPRESS SCRIPTS SPECIALTY DISTRIBUTION SERVICES, INC., a Delaware corporation and an affiliate of CuraScript, having its primary business address at One Express Way, St. Louis, MO 63121 (“ESSDS”).

RECITALS

WHEREAS, Jazz Pharmaceuticals, CuraScript and ESSDS are parties to that certain Master Services Agreement, dated as of May 6, 2008, as amended by Amendment No. 1 to the Master Services Agreement dated as of August 31, 2010, (collectively, the “Prior Master Services Agreement”) through which CuraScript and ESSDS provide dispensing, distribution, nursing program and other services for the Product (as defined below); and

WHEREAS, the parties desire to terminate the Prior Master Services Agreement and enter into a new agreement through which CuraScript and ESSDS will continue to provide those services performed under the Prior Master Services Agreement, and undertake certain additional services associated therewith; and

WHEREAS, CuraScript and ESSDS have experience in providing the services desired by Jazz Pharmaceuticals, and are willing to provide such services for Jazz Pharmaceuticals on the terms set forth in this 2011 Master Services Agreement.

NOW, THEREFORE, in consideration of the premises and mutual promises herein stated, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

TERMS OF AGREEMENT

ARTICLE I

DEFINITIONS

As used in this 2011 Master Services Agreement, each of the following terms (and the plural or singular thereof, when appropriate) shall have the meaning set forth herein, except where the context makes it clear that such meaning is not intended:

“Act” shall mean the United States Federal, Food, Drug and Cosmetic Act, as amended from time to time.

“Additional Services” shall mean services relating to Product and the Xyrem Success Program®, to be performed by CuraScript or ESSDS, as applicable, and set forth in Exhibit D hereto, or as specified and agreed upon by CuraScript and Jazz Pharmaceuticals using an Additional Services Request Form included as Exhibit E to this 2011 Master Services Agreement. Such Additional Services Request Form shall be mutually agreed to and executed by both parties and, once so executed, shall be effective, incorporated by reference and made a part of this 2011 Master Services Agreement.

“Affiliate” of an entity shall mean any person or entity controlling, controlled by or under common control with such entity for so long as such control exists. As used herein, “control” means ownership, directly or indirectly, of at least fifty (50%) percent of the common stock or voting ownership interests of the entity in question.

“AWP” shall mean the average wholesale price of Product as reported by First Data Bank, Medi-Span, or another mutually agreed upon nationally recognized publication representing the list or catalog price upon which manufacturers base sales to wholesalers before prompt pay or other discounts are made available to such buyers.

“Business Rules” shall mean the written documents related to the Xyrem Success Program® that are mutually agreed upon in writing by CuraScript or ESSDS and Jazz Pharmaceuticals as of the Effective Date, which further describe the SOPs (as defined below) relating to how the Covered Services are to be performed. The Business Rules shall not be modified without the written consent of Jazz Pharmaceuticals and CuraScript or ESSDS unless required by law and only after prior written notification to Jazz Pharmaceuticals.

“Central Pharmacy” shall mean the facility or facilities licensed and operated by CuraScript or ESSDS, and utilized by CuraScript and ESSDS in connection with performance of the Covered Services.

“Confidential Information” shall have the meaning assigned to it in Section 5.1.

“Covered Services” shall mean those services to be performed by CuraScript or ESSDS, as applicable, relating to Product, including but not limited to the Xyrem Success Program, as set forth on Exhibit A, and any Additional Services set forth in Exhibit D, or agreed to by the parties from time to time using an Additional Services Request Form as set forth in Exhibit E.

“Data” shall mean the data specified on Exhibit F.

“DEA” shall mean the United States Drug Enforcement Administration.

“FDA” shall mean the United States Food and Drug Administration.

“Fees” shall mean the fees as described in Section 4.2 hereof below to be paid by Jazz Pharmaceuticals to ESSDS hereunder.

“HIPAA” shall mean Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (HITECH Act’) and as further defined in the United States Code of Federal Regulations (CFR) 45, Parts 160 and 164 – Security and Privacy provisions.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Non-PAP Order” shall mean each shipment of Product by ESSDS to any Non-PAP Patient in accordance with this 2011 Master Services Agreement.

“Non-PAP Patient” shall mean any Patient other than a PAP Patient.

“Nursing Program Services” shall mean those services set forth in Exhibit A designated and described as Nursing Program Services.

“PAP” shall mean the patient assistance program established by Jazz Pharmaceuticals, pursuant to which ESSDS will provide dispensing services pursuant to the applicable SOPs and Business Rules.

“PAP Patient” shall mean a Patient who has been approved by CuraScript, or such other organization that may provide such services, as eligible to participate in the PAP.

“PAP Order” shall mean each shipment of Product by ESSDS to any PAP Patient in accordance with this 2011 Master Services Agreement.

“Patient” shall mean an individual who properly completes all necessary intake and Xyrem Patient Success forms (the form and content of which shall be subject to Jazz Pharmaceuticals’ final approval, and which shall comply with applicable laws and all applicable FDA requirements), as described in the relevant SOPs and Business Rules.

“Patient Confidential Information” means individually-specific medical or prescription information and any other individually-identifiable information which may be deemed to be confidential or protected under federal or state law or regulations, including, without limitation, information that constitutes “Protected Health Information” as defined under HIPAA.

“Person” shall mean any natural person, corporation, organization, association, partnership, limited liability company, HMO, or similar entity.

“Physician Confidential Information” means information pertaining to a physician that is protected from use or disclosure pursuant to applicable law.

“Product” shall mean Xyrem® (sodium oxybate) oral solution and dosing kit.

“Public Health Activities HIPAA Exception” shall mean that certain exception in 45 C.F.R. § 164.512(b)(1)(iii), which allows a covered entity (e.g., a pharmacy) to disclose Patient Confidential Information to an entity that is subject to the jurisdiction of the FDA. Specifically, the exception is available for disclosures by a covered entity for a “public health activity” to an entity subject to the jurisdiction of the FDA with respect to an FDA-regulated product or activity. Pursuant to the “public health activity” requirement, the disclosure must be made for the purpose of activities related to the quality, safety, or effectiveness of an FDA-regulated product, rather than merely the commercial purposes of the manufacturer. Also, the minimum necessary standard under HIPAA applies to such public health disclosures.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“SOPs” shall mean the written standard operating procedures of CuraScript or ESSDS, as applicable, mutually agreed upon in writing by CuraScript and Jazz Pharmaceuticals as of the Effective Date which further describe the operational processes of CuraScript or ESSDS, as applicable, as they relate to the requirements of the Xyrem Success Program. The SOPs shall not be modified without the written consent of Jazz Pharmaceuticals and CuraScript or ESSDS unless required by law and only after prior written notification to Jazz Pharmaceuticals.

“Territory” shall mean the United States of America, including its territories where ESSDS is allowed to legally distribute and ship the Product.

“Marks” shall mean those registered and common law trademarks of Jazz Pharmaceuticals that are listed in Exhibit C.

“VA FSS” shall mean the Veteran’s Administration Federal Supply Schedule pricing contract provided to Jazz Pharmaceuticals for the Product.

“Voucher Program Services” shall mean those voucher program services set forth in Exhibit A attached hereto and the related SOP.

“WAC” shall mean the wholesale acquisition cost of Product.

“Xyrem Success Program” shall mean the program for patients taking Xyrem for which CuraScript and ESSDS shall perform the Covered Services hereunder, and which, as between the parties, is Jazz Pharmaceuticals’ property and proprietary information. The Xyrem Success Program was created for the purpose of complying with FDA-mandated requirements relating to Product.

ARTICLE II

SERVICES

Section 2.1 Covered Services. From and after the Effective Date, CuraScript and ESSDS shall provide the Covered Services as set forth in Exhibit A and Exhibit D with each party’s obligations set forth therein. CuraScript and ESSDS shall use commercially reasonable efforts to meet the performance targets, as described in Exhibit A when performing the Covered Services.

Section 2.2 Exclusive Pharmacy/Distributor. During the term of this 2011 Master Services Agreement, and for so long as the FDA mandates single central pharmacy administration of the Xyrem Success Program®, all commercial, non-clinical Product sold by Jazz Pharmaceuticals, or made available through the PAP, in the Territory will be dispensed and/or distributed exclusively through ESSDS pursuant to this 2011 Master Services Agreement. During the term of this 2011 Master Services Agreement, ESSDS will not provide any of the Covered Services to any third party with respect to a pharmaceutical product containing sodium oxybate. If, during the term of this 2011 Master Services Agreement, the FDA no longer mandates single central pharmacy administration of the Xyrem Success Program® and Jazz Pharmaceuticals chooses to engage another distributor in addition to ESSDS (thus making ESSDS’ distributorship hereunder non-exclusive), Jazz shall provide ESSDS one

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

hundred-eighty (180) days written notice thereof. Furthermore, in the event that Jazz Pharmaceuticals chooses to engage another distributor for commercial, non-clinical Product in addition to ESSDS (other than an Affiliate of ESSDS or CuraScript), CuraScript and ESSDS shall maintain the right to continue to provide Covered Services to any Patients enrolled in the Xyrem Success Program as of the date that CuraScript and ESSDS no longer maintain its exclusive pharmacy/distributor status. Notwithstanding the foregoing, Jazz Pharmaceuticals may establish a third party pharmacy/distributor to make available commercial, non-clinical Product in the Territory if ESSDS does not, or cannot, meet Jazz Pharmaceuticals requirements for dispensing and/or distributing the Product in the Territory in accordance with the terms and conditions of this 2011 Master Services Agreement.

Section 2.3 Warehousing. All commercial, non-clinical Product sold, or made available pursuant to this 2011 Master Services Agreement, in the Territory shall be warehoused by ESSDS at the Central Pharmacy in accordance with Exhibit A and any related SOPs and Business Rules, and with due care in accordance with the standards and practices which are generally accepted in the industry and exercised by other persons engaged in performing similar services in the local area and in accordance with all applicable federal and state laws and regulations.

Section 2.4 Data. As part of the Covered Services, ESSDS shall provide Data to Jazz Pharmaceuticals pursuant to mutually agreed upon time-frames and in mutually agreed upon formats subject to applicable law. (See Exhibit F). The Data may include Patient Confidential Information (which is intended to be used by Jazz Pharmaceuticals in a manner consistent with Public Health Activities HIPAA Exception). In providing the Data, CuraScript and/or ESSDS are relying on Jazz Pharmaceuticals’ representation made in Subsection 5.2(b) of this 2011 Master Services Agreement to the extent the Data includes any Patient Confidential Information. If Jazz requires additional data, the parties shall execute a mutually agreeable Additional Services form relating thereto. In no event will Jazz Pharmaceuticals or any of its employees request additional data fields from CuraScript or ESSDS outside of the Additional Services request process.

Section 2.5 Record Retention. ESSDS shall retain records it creates or receives in connection with the provision of Covered Services hereunder in accordance with applicable record retention requirements established by federal law and regulation, including but not limited to the Health Insurance Portability and Accountability Act of 1996, as amended, the Federal Food, Drug and Cosmetic Act, as amended, regulations issued by the Federal Drug Enforcement Agency, and in accordance with applicable state pharmacy licensure laws and regulations and shall not use such records for any commercial purpose other than in connection with the provision of the Covered Services.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE III

SUPPLY OF PRODUCT; AUDIT

Section 3.1 Non-PAP Orders.

(a) General. Jazz Pharmaceuticals shall deliver to ESSDS at the Central Pharmacy sufficient quantities of Product to fulfil Non-PAP orders. ESSDS shall maintain a reasonable quantity of components (PIBAs, exacta-med syringes, empty bottles, dosing cups etc.) on-site or at a nearby facility to allow product disbursements to occur in a timely and efficient manner. The Product to be shipped pursuant to Non-PAP Orders will be furnished to, and held by, ESSDS on a consignment basis at the Central Pharmacy at all times, except as provided in Section 3.1(b). The consignment of Product hereunder shall at no time be construed as a loan or other debt financing or secured transaction arrangement between the parties, and title to consigned Product shall remain with Jazz Pharmaceuticals until transferred pursuant to subsection 3.1(b).

(b) Transfer of Title. Upon removal of consigned Product by ESSDS from the Central Pharmacy to fulfil a Non-PAP Order title to such Product shall pass to ESSDS and ESSDS shall have purchased from Jazz Pharmaceuticals such Product. ESSDS shall confirm all such purchases and shipments of Product in writing to Jazz Pharmaceuticals on a weekly basis via a confirmation of Product shipped which will document all purchases of Product by ESSDS in the previous week.

(c) Pricing for Non-PAP Orders. Subject to the restrictions set forth in Subsection 4.1(d) of this 2011 Master Services Agreement and any FDA or other government requirements, ESSDS shall have sole authority to determine pricing for Non-PAP Orders.

Section 3.2 PAP Orders. Subject to available space as determined by CuraScript and ESSDS, Jazz Pharmaceuticals shall deliver to ESSDS at the Central Pharmacy, at Jazz Pharmaceuticals’ own expense, sufficient quantities of Product to fulfil PAP Orders. The Product to be shipped by CuraScript pursuant to PAP Orders shall be for the account of Jazz Pharmaceuticals, and title to such Product shall remain with Jazz Pharmaceuticals until confirmation of the PAP Order in ESSDS’s internal order processing system, at which time title will pass to the PAP Patient. Once CuraScript, or such other provider providing the same services, approves a Patient as meeting the PAP financial criteria and eligible to participate in the PAP, ESSDS shall treat such Patient as so eligible until ESSDS is notified otherwise by CuraScript or such other provider providing the same services. ESSDS shall fulfil PAP Orders as set forth in the applicable SOP and Business Rule.

Section 3.3 Risk of Loss. All risk of Product loss or damage during the time that such Product is at the Central Pharmacy prior to when title of such Product transfers to ESSDS pursuant to Subsection 3.1(b), shall be borne by Jazz Pharmaceuticals, except to the extent caused by the negligence or willful misconduct of ESSDS or CuraScript. Payment to Jazz Pharmaceuticals by ESSDS for Product lost or damaged while at the Central Pharmacy (i) after title of such Product has transferred to ESSDS pursuant to Subsection 3.1(b) or (ii) that is the result of ESSDS’s or CuraScript’s negligence or willful misconduct shall be based on Jazz Pharmaceuticals’ actual replacement costs, as reasonably determined and documented by Jazz Pharmaceuticals.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 3.4 Financial Audit. During the term of this 2011 Master Services Agreement (excluding the months of December and January) and for a period of one hundred and eighty (180) days after the expiration or termination of this 2011 Master Services Agreement, upon thirty (30) days advance written notice and during normal business hours, Jazz Pharmaceuticals, or any third party auditor designated by Jazz Pharmaceuticals, shall be entitled to reasonably audit and reasonably inspect those books and records of CuraScript and ESSDS which are maintained by CuraScript, ESSDS or their affiliates in connection with its performance of the Covered Services for a period not to exceed the most recent prior twenty-four (24) month period from the date of the audit, subject to Section 5.1 and applicable law. Jazz Pharmaceuticals’ auditor shall not have a conflict of interest with ESSDS or CuraScript and will be required to sign a reasonable confidentiality agreement.

Section 3.5 Regulatory and Compliance Audits and Information Requests.

(a) CuraScript shall provide to Jazz Pharmaceuticals and/or the FDA, DEA, or any other governmental body all reasonable documents and information reasonably necessary and requested by the FDA, DEA, or any other governmental body in support of Jazz Pharmaceuticals’ regulatory filings or any governmental investigations or inquiries. Copies of all documents to be provided to the FDA or DEA shall be provided to Jazz Pharmaceuticals in advance, if practicable, or otherwise within two (2) business days of delivery to the FDA or DEA, unless prohibited by law. CuraScript shall notify Jazz Pharmaceuticals immediately upon receipt of notice of any inspection, notice or request by the FDA or DEA directed specifically toward Product or the Central Pharmacy, and Jazz Pharmaceuticals shall have the right to have an employee present at any such inspection, subject to legal confidentiality constraints imposed upon ESSDS.

(b) CuraScript and ESSDS shall from time to time (except in the months of December and January) submit to reasonable audits and reasonable inspections, including inspections of the Central Pharmacy, by Jazz Pharmaceuticals during normal business hours, including, but not limited to, audits of regulatory and quality assurance, Business Rules, SOPs, provided the scope of any such audit or inspection is reasonable and shall be limited to information for a period not to exceed the most recent prior twenty-four (24) month period from the date of the audit and information and facilities pertaining to Jazz Pharmaceuticals and subject to the restrictions contained in Section 5.1. Jazz Pharmaceuticals shall give CuraScript or ESSDS, as applicable, at least three (3) business days’ prior notice of the date of any such inspection and at least thirty (30) days’ prior notice of the initial date of any such audit, and Jazz Pharmaceuticals shall bear the out of pocket costs of such audit or inspection. Jazz Pharmaceuticals will provide a reasonably detailed audit scope of work and an agenda document with its notice prior to any such audit. If Jazz Pharmaceuticals uses a third party to conduct the inspection or audit, such third party: (i) shall not have a conflict of interest with CuraScript (or any CuraScript affiliate) as reasonably determined by CuraScript, and (ii) will be required to sign a confidentiality agreement in a form reasonably acceptable to CuraScript prior to commencing such inspection or audit.

(c) No employee of CuraScript or ESSDS who has been the subject of any disciplinary action by any State Board of Pharmacy or has been “debarred” or had debarment proceedings commenced against them by the FDA shall be entitled to perform Covered Services.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d) CuraScript and ESSDS represent and warrant to Jazz Pharmaceuticals that they (i) are not currently excluded, debarred, suspended or otherwise ineligible to participate in the Federal health care programs or in Federal procurement or non-procurement programs or is proposed for exclusion under such programs, and (ii) have not been convicted of a criminal offense that falls within the ambits of 42 U.S.C. §1320a-(7)a or §1320a-7(b)(1)-(3) but have not yet been excluded, debarred, suspended, or otherwise declared ineligible to participate in the Federal health care programs or in federal procurement or non-procurement programs. CuraScript and ESSDS agree that they will promptly notify Jazz Pharmaceuticals in writing if any of the representations and warranties made by CuraScript or ESSDS in this subsection (d) ceases to be true at any time during the term of this 2011 Master Services Agreement.

Section 3.6 Returns and Replacement. In the event that (A) Product is damaged or destroyed after title to such Product is transferred to ESSDS pursuant to Subsection 3.1(b) and (B) such damage or destruction [ * ], ESSDS will replace the Product to the Patient free of charge once the damaged Product is returned to ESSDS. ESSDS will monitor all reports of lost Product for the potential for abuse and diversion. CuraScript and ESSDS will cooperate with state and federal authorities fully in any investigations of lost Product, and will promptly provide reports of such loss to Jazz Pharmaceuticals within 1 week from ESSDS’s conclusion of its investigation for the purpose of allowing Jazz Pharmaceuticals to track the Product and satisfy its FDA reporting requirements. ESSDS will investigate the loss of Product by interviewing the Patient, and/or physician, report the loss to Jazz Pharmaceuticals and to the appropriate regulatory authorities, as required by law, and record the loss in the Patient’s file. Where there is suspicion of abuse or diversion, ESSDS will immediately contact the Jazz Pharmaceuticals designee identified to ESSDS as responsible for DEA issues, and lost Product will not be replaced without Jazz Pharmaceuticals’ written approval. Where abuse or diversion is not suspected and the damage or destruction is the direct result of a defect [ * ], ESSDS will promptly replace the lost Product at no charge to the Patient; provided, however, Jazz Pharmaceuticals will reimburse ESSDS an amount equal to the replacement cost of such Product. All such return and replacement activities shall be reported to Jazz Pharmaceuticals by the account director at ESSDS on a monthly basis. Applicable fees will apply to the processing and shipping of another bottle and the WAC price will be applied to the bottle and record the shipment in the Patient file. For damaged Product [ * ], ESSDS will make a good faith effort to arrange for the damaged Product to be returned by the patient and replaced by ESSDS at its own expense. Upon receipt of damaged Product, ESSDS will keep the damaged Product in a secure locked area, and will dispose of it at ESSDS’s cost in compliance with the applicable SOP for destruction of Product.

Section 3.7 Recalls. If Jazz Pharmaceuticals is required to recall or, on its own initiative, recalls or withdraws Product sold in the Territory, CuraScript and ESSDS shall reasonably assist Jazz Pharmaceuticals in such recall in accordance with applicable laws and regulations. For such purposes, ESSDS shall maintain a complete and current list of all Patients and other third parties to whom ESSDS has shipped (or dispensed) Product, as well as from whom ESSDS has accepted returns of Product, with the lot numbers of Product dispensed/distributed or returned. Jazz Pharmaceuticals shall pay for all reasonable documented

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

costs and expenses incurred by CuraScript and ESSDS solely as a result of any such recall, unless the recall results from CuraScript’s or ESSDS’ negligence or fault. CuraScript and ESSDS shall provide to Jazz Pharmaceuticals, at Jazz Pharmaceuticals’ request, any information reasonably requested by Jazz Pharmaceuticals in connection with Jazz Pharmaceuticals’ investigations relating to recalled Product, subject to the confidentiality constraints imposed by HIPAA and any other federal or state law.

Section 3.8 Expired Product. Jazz Pharmaceuticals will, at its cost, replace Product that expires prior to the purchase thereof by ESSDS. Jazz Pharmaceuticals will not replace expired Product once it has been purchased by ESSDS. ESSDS will dispose of, or return, expired Product as reasonably directed by Jazz Pharmaceuticals, subject to applicable law, and Jazz Pharmaceuticals shall promptly reimburse ESSDS for all reasonable out-of-pocket expenses incurred in complying with the Subsection 3.8.

Section 3.9 Territory. CuraScript and/or ESSDS shall use commercially reasonable efforts to obtain and maintain all necessary licenses and approvals to distribute Product in the Territory.

Section 3.10 Central Pharmacy Relocation.

(a) ESSDS will not change the location of the Central Pharmacy without the prior written consent of Jazz Pharmaceuticals, not to be unreasonably withheld. Jazz Pharmaceuticals acknowledges that ESSDS intends to relocate the Central Pharmacy from its current address at 3168 Riverport Tech Center Drive, Maryland Heights, Missouri 63043, to a fulfilment facility at 8921a Springdale Avenue, St. Louis, Missouri 63134, and pharmacy facility at 8640 Evans Avenue, St. Louis, Missouri 63134 and Jazz Pharmaceuticals will not withhold its approval other than based upon a legitimate, documented commercial reason provided in writing to ESSDS. Jazz Pharmaceuticals reserves the right to reasonably inspect any new Central Pharmacy prior to the start of operations at such new Central Pharmacy. Jazz Pharmaceuticals shall not unreasonably withhold its approval in writing of any Central Pharmacy relocation, and any non-approval must be based on a legitimate, commercially reasonable reason.

(b) In the event that the Central Pharmacy is relocated, ESSDS shall assign a seasoned program director to manage the transition to ensure that a such a move: (i) does not result in any negative impact on patient service, (ii) does not cause interruption of services to comply with REMS/ Risk Map requirements, and (iii) does not result in material data systems interruption.

(c) ESSDS will be subject to the following financial penalty (“Penalty”) in the event that the average orders shipped per day from the Central Pharmacy in the first thirty (30) days immediately following the relocation go-live-date do not equal or exceed the average orders shipped per day in the sixty (60) days immediately prior to the relocation:

Average Orders Shipped	Penalty

[ * ] reduction over last 60 days	$[ * ]

[ * ] reduction over last 60 days	$[ * ]

[ * ] reduction over last 60 days	$[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

The foregoing Penalty is applicable to processes/events within the control of ESSDS, including but not limited to phone/system availability, order scheduling, order shipping, safe/damage free move of Product to new location. It does not include delays caused by changes in payer criteria/coverage for Xyrem not related to the relocation of the Central Pharmacy, price increases, Product availability from manufacturer or Product/component quality. In the event that ESSDS experiences a delay in payer coverage related to the change in the Central Pharmacy, ESSDS will be responsible for shipping any active approved patients under the current payer “at risk” at the time of the facility change in order the ensure such patients do not experience a lapse in therapy.

(d) ESSDS shall be solely responsible for all out-of-pocket costs incurred by ESSDS, CuraScript and Jazz Pharmaceuticals in connection with the transfer of the Product to a new Central Pharmacy. In addition to the foregoing, ESSDS shall establish and qualify a pharmacy and an alternative storage facility other than the Central Pharmacy (the “Back-Up Central Pharmacy”) to provide the services for the Product under this 2011 Master Services Agreement to be utilized solely in the event that the Central Pharmacy is unable to dispense and/or distribute the Product as a result of a force majeure as set forth in Section 10.5 below. The Back-Up Central Pharmacy may only be used during such time as the Central Pharmacy is unavailable, and ESSDS shall not provide services out of the Central Pharmacy and Back-Up Central Pharmacy at the same time. The parties acknowledge that in or around the fourth quarter of 2011 or the 1st quarter of 2012, ESSDS intends to transfer the Central Pharmacy to the buildings located at 8921a Springdale Avenue, St. Louis, Missouri, 63134, and 8640 Evans Avenue, St. Louis, Missouri, 63134 and the parties agree to use their reasonable commercial efforts to facilitate that transition subject to Jazz Pharmaceuticals’ final inspection and approval, not to be unreasonably withheld. The alternative storage facility will be completed and available for Jazz Pharmaceutical’s inspection in conjunction with the central pharmacy relocation.

ARTICLE IV

PURCHASE PRICE OF PRODUCT; FEES

Section 4.1 Purchase Price of Product. (a) With respect to all Product purchased by ESSDS pursuant to Section 3.1, ESSDS shall pay a purchase price to Jazz Pharmaceuticals equal to [ * ] as it may be changed by Jazz Pharmaceuticals with at least five (5) days prior written notice to ESSDS. Notwithstanding the foregoing, ESSDS shall pay Jazz Pharmaceuticals the [ * ] for any Product for which ESSDS is required to charge such [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) Payment Terms. Payment for Product purchased by ESSDS shall be paid to Jazz Pharmaceuticals, and ESSDS may take a prompt pay discount against the Product price for payments made within the applicable time period in each year of the Agreement as set forth below:

Contract Year	Prompt Pay Discount	Payment Terms
Effective Date – April 30, 2012	[ * ]	@30 days

May 1,2012-April 30,2013	[ * ]	@30 days

May 1, 2013-April 30, 2014	[ * ]	@45 days

May 1, 2014-June 30, 2015	[ * ]	@45 days

(c) ESSDS shall be responsible for any sales tax or similar taxes payable in connection with the sale of Product to ESSDS.

(d) ESSDS shall have the right to establish the price at which it resells Product to Non-PAP Patients, and shall have all right, title and interest in and to any amounts that ESSDS receives from third parties in connection with Product dispensed or distributed pursuant to Non-PAP Orders; provided, however, that the price at which ESSDS sells Product shall not exceed the greater of (i) [ * ] percent of [ * ] for Product or (ii) the [ * ] Product.

Section 4.2 Fees. (a) As compensation for the Covered Services performed by CuraScript and ESSDS, Jazz Pharmaceuticals shall pay ESSDS the Fees described on Exhibit B, or in an Additional Services Request Form executed by both parties. ESSDS shall invoice Jazz Pharmaceuticals for the Fees on a monthly basis, and all undisputed Fees shall be due and payable to ESSDS within thirty (30) days of the date of ESSDS’s invoice. On the first anniversary of the Effective Date, and each anniversary thereafter, ESSDS shall be entitled to increase each of the Fees by no more than a percentage which is equal to the percentage increase to the then current 12 month Consumer Price Index (CPI) for prescription pharmaceuticals (all items) as published by the U.S. Department of Labor, Bureau of Labor Statistics during such 12 month period. CuraScript or ESSDS shall notify Jazz Pharmaceuticals in writing within thirty (30) days after the effective time of any such increase in Fees.

(b) Jazz Pharmaceuticals represents and warrants that: (i) it is engaging CuraScript and ESSDS to perform bona fide, legitimate, reasonable, and necessary Covered Services; (ii) the Covered Services are not intended to serve, either directly or indirectly, as a means of marketing the Product or as remuneration in any way for steering patients or prescriber to the Product, (iii) the Covered Services are not intended to diminish the objectivity or professional judgment of CuraScript and (iv) that any service requirements imposed by Jazz Pharmaceuticals hereunder are reasonably appropriate to ensure appropriate patient care and use related to the Product; (v) the Covered Services do not involve the counseling or promotion of any off-label use of the Product; (vi) the Fees are not intended in any

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

way as remuneration for referrals or for other business generated; (vii) the Fees represent fair market value for the Covered Services based on arms-length negotiations; and (viii) the Covered Services do not involve the counseling or promotion of a business arrangement or other activity that violates any state or federal law.

(c) ESSDS and CuraScript represent and warrant that the Fees charged Jazz Pharmaceuticals for Covered Services and any Additional Services pursuant to this 2011 Master Services Agreement represent the fair market value of such services actually performed and necessary to provide the Covered Services and any Additional Services. In the event of an amendment to the Agreement which substantially changes the scope of services performed hereunder, the parties will adjust the Fees in order to insure that such fees remain consistent with fair market value.

Section 4.3 Late Penalty. Any amount not paid by the owing party on or before the respective due date thereof shall bear interest at the rate of [ * ] percent per annum ([ * ] percent per month) or, if lower, the highest interest rate permitted by law.

Section 4.4 Adjustment. Beginning on the first anniversary of the Effective Date,, and annually thereafter, the parties will, in good faith, re-evaluate the Fees set forth on Exhibit B to determine whether an adjustment thereto is warranted in light of certain unanticipated expenditures, efficiencies, reductions or other circumstances that may necessitate such an adjustment; provided, however, in no event shall either party be obligated at such time to agree to any such adjustment. Notwithstanding the foregoing, nothing in this Section 4.4 shall limit CuraScript’s ability to increase Fees pursuant to Section 4.2 of this 2011 Master Services Agreement.

ARTICLE V

CONFIDENTIAL INFORMATION; OWNERSHIP

Section 5.1 Nondisclosure Commitments. The parties acknowledge that, as a result of this 2011 Master Services Agreement, each may learn confidential and proprietary information, including, but not limited to, information about Jazz Pharmaceuticals’ operations, business, and products, and information about CuraScript’s report formats, computer software, business, and operations (all of which shall collectively be considered the “Confidential Information” of the respective party). Except as specifically provided herein, neither Jazz Pharmaceuticals nor CuraScript shall disclose any Confidential Information of the other to any person or entity, or use, or permit any person or entity to use, any of such Confidential Information, excepting only: (a) disclosures to and use by the employees of Jazz Pharmaceuticals or CuraScript who have a reasonable need to know such information in connection with performance of this 2011 Master Services Agreement, (b) disclosures which are required by law, and (c) disclosures that are made on a confidential basis to the attorneys, accountants, and other professional advisors of Jazz Pharmaceuticals or CuraScript in connection with matters relating to this 2011 Master Services Agreement. Notwithstanding the foregoing, Confidential Information shall not include: (x) information which is public or becomes public through no fault of the receiving party, (y) information of which the receiving party has knowledge prior to receipt, and (z) information which is received by one party from a third person not under an obligation of confidentiality to the other party to this 2011 Master Services Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 5.2 Patient Confidential Information/Physician Confidential Information.

(a) Except as otherwise provided in Subsection 5.2(b) or Section 6.7 of this 2011 Master Services Agreement, Jazz Pharmaceuticals shall not be entitled to receive any Patient Confidential Information. Each party shall maintain the confidentiality of all information and records, including patient information if such party receives Patient Confidential Information in any form or manner, to the extent required by applicable law, including, but not limited to, HIPAA. All patient-related data and information obtained by ESSDS and/or CuraScript hereunder shall be, and remain the property of, CuraScript and ESSDS and shall be deemed the Confidential Information of CuraScript and/or ESSDS. Neither CuraScript nor ESSDS will utilize Patient Confidential Information it comes into possession of as a result of this 2011 Master Services Agreement outside the scope of this 2011 Master Services Agreement. CuraScript and/or ESSDS will not engage in any activity designed to expand its information of individual Patients through the use of third parties for a purpose other than to effectuate the uses and disclosures contemplated by this 2011 Master Services Agreement. There shall be no prior use of Patient Confidential Information outside of the scope of this 2011 Master Services Agreement. Notwithstanding anything to the contrary, however, CuraScript and/or its affiliates may use any such Patient Confidential Information in the aggregate and on a de-identified basis with other drug-use data, to the extent permitted by law, without charge, for research, cost analysis, and other business purposes of CuraScript and its affiliates, provided said use (i) does not in any way compete with the business of Jazz Pharmaceuticals or (ii) result in the disclosure of the Confidential Information of Jazz Pharmaceuticals.

(b) Jazz Pharmaceuticals acknowledges that the manner in which ESSDS and CuraScript use and disclose patient information is subject to various privacy restrictions under state and federal law, including, but not limited to, HIPAA. Jazz Pharmaceuticals requires certain Patient Confidential Information in connection with the Xyrem Success Program. Jazz Pharmaceuticals represents and warrants that all such Patient Confidential Information included as part of such Data is intended for one or more of the purposes described in the Public Health Activities HIPAA Exception, and that all such Patient Confidential Information received from ESSDS and CuraScript will be used solely by Jazz Pharmaceuticals (and its employees and agents) to comply with such intended purpose(s) under the Public Health Activities HIPAA Exception and is the minimum amount reasonably necessary for such purpose. Jazz Pharmaceuticals will restrict access and use to such disclosed Patient Confidential Information to those employees and agents who are necessary to further the intended purpose related to the Public Health Activities HIPAA Exception. Except for the foregoing purpose or the purpose described in Section 6.7 herein, neither Jazz Pharmaceuticals nor any of its employees or agents will otherwise be entitled to receive Patient Confidential Information from CuraScript or ESSDS, and will not request such information. Except for the limited purposes described above, Jazz Pharmaceuticals represents and warrants that neither it nor any of its employees or agents will attempt to use such Patient Confidential Information to identify the identity of any patient, either alone or by combining the data elements with open data.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) To the extent Physician Confidential Information relating to physicians residing in states that restrict the disclosure of Physician Confidential Information is provided by CuraScript or ESSDS to Jazz Pharmaceuticals pursuant to the terms of this 2011 Master Services Agreement, Jazz Pharmaceuticals represents and warrants that it intends to use such Physician Confidential Information solely for the facilitation of care management or patient adherence to a prescribed course of therapy relating to the Product, and not for any marketing, promotion, or any activity that could be used to influence sales or market share of the Product or to influence or evaluate the prescribing behavior of an individual healthcare professional who is protected by the applicable privacy law. If any other state, or the federal government, enacts a law that restricts further disclosure of Physician Confidential Information, Data provided pursuant to this 2011 Master Services Agreement shall be modified accordingly.

Section 5.3 Ownership. All copyrights, trademarks, inventions, ideas, improvements, discoveries, enhancements, modifications, know-how, data and information of every kind and description conceived, generated made, or reduced to practice, as the case may be, by CuraScript or ESSDS, either alone or jointly with others, which arise out of or relate to the Product, including but not limited to the Xyrem Success Program and any related SOPs and Business Rules specifically created for the Xyrem Success Program, (the “Inventions”) will be the sole and exclusive property of Jazz Pharmaceuticals and shall be considered the Confidential Information of Jazz Pharmaceuticals. CuraScript and ESSDS agree to disclose all Inventions promptly to Jazz Pharmaceuticals, to assign all of their right, title and interest in and to any such Inventions promptly to Jazz Pharmaceuticals without royalty or any other consideration and to execute all applications, assignments or other instruments reasonably requested by Jazz Pharmaceuticals, in order for Jazz Pharmaceuticals to establish Jazz Pharmaceuticals’ ownership of such Inventions and to obtain whatever protection for such Inventions, including patent and copyright rights in any and all countries on such Inventions as Jazz Pharmaceuticals will determine. CuraScript and ESSDS further agree to cooperate fully with Jazz Pharmaceuticals in the process of securing and enforcing Jazz Pharmaceuticals’ rights to such Inventions and Jazz Pharmaceuticals will compensate both parties for their reasonable time devoted to such activities at Jazz Pharmaceuticals’ request and reimburse both parties for reasonable expenses incurred in connection therewith. Notwithstanding the foregoing, Jazz Pharmaceuticals acknowledges that CuraScript and ESSDS possesses certain inventions, processes, know-how, trade secrets, improvements, other intellectual properties and other assets, which have been independently developed by such party prior to this 2011 Master Services Agreement and which relate to its business or operations (collectively “CuraScript Property”). Jazz Pharmaceuticals, ESSDS and CuraScript agree that any CuraScript Property or improvements thereto which are used, improved, modified or developed independently by CuraScript or ESSDS under or during the term of this 2011 Master Services Agreement, without reference to, or reliance upon, the Inventions, the Product or the Confidential Information of Jazz Pharmaceuticals or their incorporation therein, are the exclusive property of CuraScript and/or ESSDS (as appropriate).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE VI

TERM AND TERMINATION

Section 6.1 Initial Term; Renewal. The term of this 2011 Master Services Agreement shall begin on the Effective Date and continue through June 30, 2015, unless terminated earlier or automatically extended in accordance with the terms hereof. Not less than one hundred and twenty (120) days prior to the end of the initial or any renewal term of this 2011 Master Services Agreement, any party may notify the other party in writing that it desires to terminate this 2011 Master Services Agreement, effective as of the end of the then current term. If no such written notification is given, this 2011 Master Services Agreement shall automatically continue with the same terms and conditions as set forth herein for an additional 2 year term(s), subject to the right of termination as otherwise provided herein.

Section 6.2 Termination for Bankruptcy. Any party shall have the right to terminate this 2011 Master Services Agreement upon five (5) days written notice, if (a) any other party files a petition for reorganization or liquidation under any federal or state bankruptcy law, or any such petition is filed against such other party and, in either case, the petition is not withdrawn or dismissed within sixty (60) days after filing, or (b) a receiver is appointed for any part of the other party’s assets and said appointment is not vacated within sixty (60) days.

Section 6.3 Termination for Noncompliance. Jazz Pharmaceuticals shall have the right to terminate this 2011 Master Services Agreement upon five (5) days written notice to CuraScript if CuraScript is cited as non-compliant with material regulatory requirements pertinent to the Covered Services, as determined by an audit of CuraScript facilities by Jazz Pharmaceuticals and confirmed by a third-party audit, or if CuraScript is cited as non-compliant as determined by a regulatory body, and appropriate corrective action cannot be mutually agreed to by the parties within thirty (30) days after such determination of non-compliance or such earlier date as is specified by the regulatory body.

Section 6.4 Termination for Cause. Notwithstanding anything to the contrary herein, any party may give any other party written notice of a material breach of this 2011 Master Services Agreement. If the breaching party has not cured said breach within thirty (30) days from the date such notice was sent, this 2011 Master Services Agreement may be terminated at the option of any non-breaching party. If the amount of time commercially reasonable for the breach to be cured is longer than thirty (30) days, this 2011 Master Services Agreement may not be terminated by the non-breaching party pursuant to this provision until such commercially reasonable period of time has elapsed; provided, however, that in no event shall such cure period exceed sixty (60) days from the date such notice was sent. Notwithstanding the foregoing, Jazz Pharmaceuticals may terminate this 2011 Master Services Agreement under Section 10.5 if CuraScript or ESSDS is materially precluded from rendering Covered Services as a result of an event of force majeure or by any government action or exclusion, or if CuraScript or ESSDS fails to materially provide the Covered Services due to circumstances within CuraScript’s or ESSDS’ control.

Section 6.5 Transition of Covered Services. Upon termination or expiration of this 2011 Master Services Agreement, the parties shall mutually agree on an expeditious schedule of transition of the Covered Services. If Jazz Pharmaceuticals terminates this 2011 Master Services Agreement pursuant to Section 6.2, 6.3 or 6.4, CuraScript shall be responsible for all costs and expenses incurred by CuraScript and ESSDS that are associated with such transition. If CuraScript or ESSDS terminates this 2011 Master Services Agreement pursuant to Section 6.2 or 6.4, Jazz Pharmaceuticals shall be responsible for all costs and expenses incurred by CuraScript

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and ESSDS that are associated with such transition. If this 2011 Master Services Agreement expires pursuant to the terms of Section 6.1, each Party shall be responsible for its own costs and expenses incurred in connection with such transition. CuraScript and ESSDS shall promptly return to Jazz Pharmaceuticals (or to any other third party in the Territory that can accept the Product as directed by Jazz Pharmaceuticals) all Product then in ESSDS’s possession or control which has not been purchased by ESSDS pursuant to Subsection 3.1(b), and shall cooperate in the transition process to ensure an uninterrupted supply of Product to Patients.

Section 6.6 Return of Confidential Information. Upon termination or expiration of this 2011 Master Services Agreement, each party shall, if requested by the other party, promptly: (a) return to the other party all documentation and other materials (including all copies of original documentation or other materials) containing any Confidential Information, and (b) certify to the other party as to the destruction or return of all such documentation and other materials public through no fault of the receiving party.

Section 6.7 Transfer of Patient Information, Etc. Upon termination or expiration of this 2011 Master Services Agreement, for whatever reason, Jazz Pharmaceuticals shall have the right to transfer all Xyrem Success Program SOPs and Business Rules and the toll free Xyrem telephone number to another specialty pharmacy and/or distributor of its choice, and CuraScript and ESSDS shall cooperate with Jazz Pharmaceuticals in the transfer of such items to another qualified specialty pharmacy and/or distributor. Notwithstanding the foregoing, CuraScript and ESSDS shall not be required to, and Jazz Pharmaceuticals shall not, disclose any Confidential Information of CuraScript or ESSDS to such other qualified specialty pharmacy and/or distributor, except to the extent required by law. In addition, Jazz Pharmaceuticals may request that CuraScript or ESSDS transfer Patient Confidential Information to such other specialty pharmacy for the purpose of continuing “treatment” (as that term is defined under HIPAA) of such Patients, and CuraScript shall expeditiously honor such request to the extent disclosure of such Patient Confidential Information by CuraScript is permitted under applicable law, including, but not limited to, HIPAA. The purpose of any transfer of Patient Confidential Information is to assure, to the extent possible, a smooth transition for patients. If this 2011 Master Services Agreement has been terminated by Jazz Pharmaceuticals under Sections 6.2, 6.3 or 6.4, CuraScript shall be responsible for all expenses incurred by CuraScript in connection with the transition described in this Section 6.7. If CuraScript or ESSDS terminates this 2011 Master Services Agreement pursuant to Section 6.2 or 6.4, Jazz Pharmaceuticals shall be responsible for all costs and expenses incurred by CuraScript that are associated with such transition. If this 2011 Master Services Agreement expires pursuant to the terms of Section 6.1, each Party shall be responsible for its own costs and expenses incurred in connection with such transition.

ARTICLE VII

COMPLIANCE WITH LAW; REPRESENTATIONS AND WARRANTIES

Section 7.1 Compliance with Law. Each party agrees that it will perform its respective obligations hereunder in accordance with applicable federal, state and local laws, including, but not limited to, applicable DEA, FDA, state and local wholesale and pharmacy requirements, as applicable. Jazz Pharmaceuticals agrees that it will not use language stating that any entity other than ESSDS is the licensed pharmacy that distributes Product pursuant to this

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2011 Master Services Agreement in any written materials that ESSDS is requested by Jazz Pharmaceuticals to send to Patients as part of the Covered Services. Jazz Pharmaceuticals may, without restriction, use any language referring to the Xyrem Success Program, as well as any references to “pharmacy” in, or in conjunction with, any written materials that ESSDS is not requested by Jazz Pharmaceuticals to send to Patients or any other party; provided that Jazz Pharmaceuticals shall not use ESSD’s or CuraScript’s name in connection with such references, except where necessary or appropriate under law or regulation. If CuraScript reasonably believes that any correspondence from Jazz Pharmaceuticals to Patients that Jazz Pharmaceuticals requests CuraScript or ESSDS to send to Patients as part of the Covered Services does not comply with any applicable federal, state, or local law, CuraScript shall notify Jazz Pharmaceuticals and provide reasonable detail as to its reasoning; provided, however, the aforementioned shall not be construed as imposing any obligation on CuraScript or ESSDS to determine whether such materials are compliant with applicable law, and it shall be Jazz Pharmaceuticals’ obligation to ensure such compliance. The parties shall discuss CuraScript’s or ESSDS’s reasonable concerns and agree upon an alternative mailing or other course of action, if necessary. FDA laws are not limited to section 505 of the Federal Food, Drug and Cosmetic Act, but also include any special considerations required by the FDA for approval of any additional indication for the Product. CuraScript will be notified of such requirements in writing by Jazz Pharmaceuticals. In the event any such special FDA requirements cause CuraScript’s or ESSDS’s obligations under this 2011 Master Services Agreement to be materially more burdensome or expensive, the parties shall promptly negotiate an appropriate modification to the Fees, and if the parties cannot agree on such a modification, or CuraScript in good faith views such additional responsibility as too burdensome to continue with the 2011 Master Services Agreement, CuraScript and ESSDS shall have the right to terminate this 2011 Master Services Agreement without penalty upon 60 days’ written notice to Jazz Pharmaceuticals. If CuraScript believes that new or different procedures are necessary under applicable law, or that there are requests that necessitate modified or different procedures, CuraScript will notify Jazz Pharmaceuticals and the parties will work together in good faith to develop mutually agreed upon Business Rules or SOPs to address CuraScript’s concerns. In the absence of such agreement, this 2011 Master Services Agreement and the existing Business Rules and SOPs shall control.

Section 7.2 Representations and Warranties.

(a) Each party hereby represents and warrants to the other party that: (i) it has all requisite corporate power and authority to enter into this 2011 Master Services Agreement and perform and observe all obligations and conditions required to be performed or observed by that party under this 2011 Master Services Agreement; (ii) neither the execution and delivery of this 2011 Master Services Agreement nor the performance by that party of its respective obligations under this 2011 Master Services Agreement will conflict with or result in a breach of any covenant or agreement between that party and any third party; (iii) this 2011 Master Services Agreement represents the legal, valid and binding obligation of that party; and (iv) as of the Effective Date, such party has (or will have at such time as performance of its obligations under this 2011 Master Services Agreement may require) obtained all of the local, state and federal permits, licenses or other regulatory registrations or approvals necessary for the performance of its obligations under this 2011 Master Services Agreement. ESSDS shall use reasonable commercial efforts to apply, obtain and maintain the requisite DEA license necessary in order for ESSDS to distribute Product to Patients.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) In addition, Jazz Pharmaceuticals hereby represents and warrants that Product at the time of shipment to the Central Pharmacy: (i) shall not be adulterated or misbranded within the meaning of the Act, or within the meaning of any applicable state or municipal law in which the definitions of adulteration or misbranded are substantially the same as those contained in the Act, as the Act and such laws are constituted and effective at the time of shipment; and (ii) shall not be a product which may not, under the provisions of the Act or FDA guidelines pertaining to the Product, be introduced into interstate commerce. Jazz Pharmaceuticals further represents and warrants that: (i) all programs initiated by Jazz Pharmaceuticals and included as part of the Covered Services shall be structured in accordance with applicable law and regulatory guidance; (ii) Jazz Pharmaceuticals, and not CuraScript or ESSDS, shall be responsible for the content of all materials provided by Jazz Pharmaceuticals to CuraScript and ESSDS for use or distribution in connection with the Covered Services, and Jazz Pharmaceuticals shall ensure that all such materials have received the appropriate regulatory approval (e.g., FDA), if appropriate, and are educational and limited to communications that are intended to describe the Product or provide important Product-related information, and do not constitute “marketing” as defined under HIPAA; and (iii) Jazz Pharmaceuticals shall ensure that all programs initiated by Jazz Pharmaceuticals as part of the Covered Services, and related materials, in no way advocate any off-label use of the Product.

ARTICLE VIII

INDEMNIFICATION AND INSURANCE

Section 8.1 Indemnification.

(a) CuraScript and ESSDS shall, jointly and severally, indemnify and hold harmless Jazz Pharmaceuticals and its directors, officers, employees, and affiliates from and against all third party claims, liabilities, losses, damages, costs, and expenses (including without limitation reasonable attorney’s fees) arising out of: (i) any material breach by CuraScript or ESSDS of this 2011 Master Services Agreement, including, but not limited to, their representations and warranties; (ii) the negligent act or negligent omission, or the willful misconduct, of CuraScript, ESSDS or any of their employees or agents in connection with the performance of their obligations under this 2011 Master Services Agreement; and (iii) CuraScript’s or ESSDS’s use of patient information in violation of applicable laws governing confidentiality; except to the extent any of the foregoing claims arise out of Jazz Pharmaceuticals’ negligence or willful misconduct or breach hereunder, including, but not limited to, a breach of Jazz Pharmaceuticals’ representations and warranties hereunder.

(b) Jazz Pharmaceuticals shall indemnify and hold harmless CuraScript and ESSDS and their directors, officers, employees and affiliates from and against all third party claims, liabilities, losses, damages, costs, and expenses (including without limitation reasonable attorneys’ fees) arising out of: (i) any material breach by Jazz Pharmaceuticals of this 2011 Master Services Agreement, including, but not limited to, its representations and

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

warranties; (ii) the negligent act or negligent omission, or the willful misconduct, of Jazz Pharmaceuticals or any of its employees or agents in connection with the performance of its obligations under this 2011 Master Services Agreement; (iii) any claim relating to the manufacturing of the Product provided to CuraScript or ESSDS by Jazz Pharmaceuticals or use of the Product provided to CuraScript or ESSDS by Jazz Pharmaceuticals to a Patient or other individual; and (iv) use by CuraScript or ESSDS of a Mark in accordance with the terms of this 2011 Master Services Agreement; except to the extent any of the foregoing claims arise out of CuraScript’s or ESSDS’s negligence or willful misconduct or breach hereunder, including, but not limited to, a breach of CuraScript’s representations and warranties hereunder.

Section 8.2 Insurance. Each party shall procure and maintain during the term of this 2011 Master Services Agreement, product liability insurance in the amount of at least [ * ] per occurrence, and [ * ] in the aggregate, and general liability insurance in the amount of at least [ * ] including, but not limited to, for contractual liability and personal and bodily injury. Each party shall provide the other party with evidence of such insurance upon request. A party may not cause or permit such insurance to be cancelled without obtaining comparable replacement coverage or modified to materially reduce its scope or limits of coverage during the term of this 2011 Master Services Agreement.

ARTICLE IX

TRADEMARKS

Section 9.1 Grant of License. Jazz Pharmaceuticals grants to CuraScript and ESSDS a nonexclusive, royalty-free, non-transferable license to use the Marks in the Territory, solely in connection with the rendering of the Covered Services and sale of Product contemplated by this 2011 Master Services Agreement, and CuraScript and ESSDS each accept the license subject to the following terms and conditions.

Section 9.2 Ownership of the Service Marks. CuraScript and ESSDS each acknowledges that Jazz Pharmaceuticals is the exclusive owner of the Marks and that all use of the Marks by CuraScript and ESSDS will inure to the benefit of and be on behalf of Jazz Pharmaceuticals. CuraScript and ESSDS will do nothing inconsistent with such ownership and will reasonably assist Jazz Pharmaceuticals in recording the evidence of this license arrangement with any appropriate government authorities. Nothing in this 2011 Master Services Agreement shall give CuraScript or ESSDS any right, title, or interest in the Marks other than the right to use the Marks in accordance with this 2011 Master Services Agreement, and CuraScript or ESSDS will not attach the title of Jazz Pharmaceuticals to the Marks.

Section 9.3 Quality Standards. All use of the Marks by CuraScript or ESSDS will be in compliance with the quality control standards that are furnished from time to time by Jazz Pharmaceuticals or its agents. CuraScript and ESSDS will reasonably cooperate with Jazz Pharmaceuticals in facilitating Pharmaceuticals’ ultimate control of such nature and quality standards, will permit reasonable inspection of CuraScript’s and ESSDS’s operation, and, upon request of Jazz Pharmaceuticals, will supply Jazz Pharmaceuticals with specimens of all uses by CuraScript or ESSDS of the Marks.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 9.4 Marking. CuraScript’s and ESSDS’s use of the Marks will comply with all marking requirements and other laws pertaining to trademarks in force during the term of this 2011 Master Services Agreement.

Section 9.5 Form of Use. CuraScript and ESSDS will use the Marks only in the form and manner and with appropriate legends as prescribed from time to time by Jazz Pharmaceuticals.

Section 9.6 Infringement Proceedings. CuraScript will promptly notify Jazz Pharmaceuticals of any unauthorized uses of the Marks by others that come to CuraScript’s attention. Jazz Pharmaceuticals will have the sole right and discretion to bring infringement, dilution or unfair competition proceedings involving the Marks.

Section 9.7 Effect of Termination. Upon termination of this 2011 Master Services Agreement, CuraScript and ESSDS will immediately discontinue all use of the Marks and any term or symbol confusingly similar thereto, will cooperate with Jazz Pharmaceuticals or its agents to apply to the appropriate authorities to cancel any recording of evidence of this 2011 Master Services Agreement from all government records, and will destroy all printed materials bearing the Marks.

ARTICLE X

MISCELLANEOUS

Section 10.1 Notices. Except as otherwise specified in this 2011 Master Services Agreement any notice or other communication required or contemplated under the provisions of this 2011 Master Services Agreement shall be in writing and (a) delivered in person, evidenced by a signed receipt, (b) deposited in the United States mail, first class postage prepaid, (c) sent by electronic facsimile transmission, or (d) sent via Federal Express, Airborne, or any other similar express delivery service, to the addresses indicated below or to such other persons or addresses as the parties may provide by written notice to the other. The date of the notice shall be (x) the date of delivery if the notice is personally delivered or sent via Federal Express or similar express delivery service, or (y) three (3) days after the date of mailing if the notice is mailed by United States mail.

If to CuraScript or ESSDS:	Express Scripts, Inc.
c/o Express Scripts Specialty Distribution Services, Inc. & CuraScript, Inc.
One Express Way
St. Louis, MO 63121
Attn: Legal Department

with a copy to:	CuraScript, Inc.
6272 Lee Vista Boulevard
Orlando, FL 32822
Attn: Pharma Contracting Department

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

If to Jazz Pharmaceuticals:	Jazz Pharmaceuticals, Inc.
3180 Porter Drive
Palo Alto, CA 94303
Attn: Executive Director, Health Systems
Fax No. (650) 496-3781

with a copy to:	Jazz Pharmaceuticals, Inc.
3180 Porter Drive
Palo Alto, CA 94303
Attn: Senior Vice President and General Counsel
Fax No. (650) 496-3781

Section 10.2 Invalidity. Should any of the provisions hereof become legally invalid or unenforceable, the remainder of this 2011 Master Services Agreement shall remain effective, provided that the essential purpose of the 2011 Master Services Agreement can still be carried out. In such event, the parties agree to negotiate a mutually acceptable amendment to the terms and conditions of this 2011 Master Services Agreement.

Section 10.3 Non-Waiver. A failure by either party to insist upon strict compliance with any term of this 2011 Master Services Agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of the other party shall not affect, or constitute a waiver of, the first party’s right to insist upon strict compliance with that term, to exercise that option, to enforce that right, or to seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the parties at variance with any provision of this 2011 Master Services Agreement shall affect, or constitute a waiver of, a party’s right to demand strict compliance with all provisions of this 2011 Master Services Agreement.

Section 10.4 Remedies. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY PUNITIVE, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR ANY LOSS OF PROFIT OR REVENUES RESULTING FROM EITHER PARTY’S BREACH OF THIS 2011 MASTER SERVICES AGREEMENT; PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION 10.4 SHALL LIMIT EITHER PARTY’S RIGHT TO INDEMNIFICATION UNDER SECTION 8.1 OF THIS 2011 MASTER SERVICES AGREEMENT AGAINST ANY CLAIM BROUGHT BY A THIRD PARTY. The rights and remedies of each party under this 2011 Master Services Agreement shall be cumulative and in addition to any other rights or remedies available to such party, whether under any other agreement, at law, or in equity, including without limitation specific performance, a temporary restraining order, and temporary or permanent injunctions.

Section 10.5 Force Majeure. If the performance of any part of this 2011 Master Services Agreement by either party shall be affected for any length of time by fire or other casualty, government restrictions, war, riots, strikes, or labor disputes, lock out, transportation delays, and acts of God, or any other similar causes which are beyond the reasonable control of such party, such party shall not be responsible for delay or failure of performance of this 2011 Master Services Agreement for such length of time; provided, however, that the obligation of the

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

parties to pay amounts then due shall not be suspended or delayed; and provided, further, that if CuraScript is precluded from rendering Covered Services for a continuous period in excess of ten (10) business days, Jazz Pharmaceuticals shall be entitled to terminate this 2011 Master Services Agreement upon five (5) days’ written notice to CuraScript.

Section 10.6 Governing Law. This 2011 Master Services Agreement and performance hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to choice of law principles.

Section 10.7 Successors and Assigns. This 2011 Master Services Agreement may not be assigned by any party hereto without the prior written consent of the other parties, except that any party may assign this 2011 Master Services Agreement, without the prior written consent of the other parties, to any of its Affiliates, to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation with or into such corporation. In the event of any such assignment, the assignee shall expressly assume in writing the performance of all the terms and conditions of this 2011 Master Services Agreement and all of the obligations to be performed by the assignor. Any assignment not in accordance with this 2011 Master Services Agreement will be void.

Section 10.8 Relationship of the Parties. The parties are independent contractors and shall not be considered as an employee, agent or legal representative of any other party for any purposes whatsoever. Nothing herein shall be construed to create a partnership, joint venture or general agency. Except as expressly provided for herein, the parties shall have no authority to act for or on behalf of the any party or to sign or otherwise enter into any kind of contract, undertaking or agreement, or make any promise, warranty or representation, with respect to the Product or any other matter on behalf of any other party, and no other party shall be bound by or liable for any acts, obligations, or defaults of the other party, its employees or agents. Each party shall have exclusive liability and responsibility for workers’ compensation insurance, taxes and other obligations with respect to itself, its employees and agents.

Section 10.9 Equal Opportunity. This contract is subject to the equal opportunity clause set forth in 41 C.F.R.s. 61-1.4 (a), which is incorporated herein by reference.

Section 10.10 Complete Agreement; Amendment. This 2011 Master Services Agreement (together with the Exhibits, Business Rules, and SOPs, all of which are hereby incorporated herein by reference) contains the entire agreement between the parties and supersedes all prior or contemporaneous discussions, negotiations, representations, warranties, or agreements relating to the subject matter of this 2011 Master Services Agreement. This 2011 Master Services Agreement may not be amended or changed in any of its provisions except by a subsequent written agreement between the parties.

Section 10.11 Headings. The article, section and paragraph headings used in this 2011 Master Services Agreement are for convenience only and are not part of the agreement between the parties.

Section 10.12 Survival. Notwithstanding any provision of this 2011 Master Services Agreement to the contrary, Article I, Section 3.3, Section 3.5(a), Article IV, Article V, Section 6.5, 6.6, 6.7, Article VII, Sections 8.1, 8.2, 9.2, 10.3, 10.4, 10.6, 10.12 and 10.13 shall survive the expiration or termination of this 2011 Master Services Agreement for any reason.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 10.13 Termination of Prior Agreement. Upon execution of this 2011 Master Services Agreement by CuraScript, ESSDS and Jazz Pharmaceuticals, the Prior Agreement and any Amendments, Exhibits, and Addenda thereto shall terminate and be of no further force or effect.

[SIGNATURE PAGE FOLLOWS]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the parties have signed this 2011 Master Services Agreement as of the Effective Date.

CURASCRIPT, INC.		JAZZ PHARMACEUTICALS, INC.

By:	/s/ Susan Lang	By:	/s/ Carol A. Gamble

Name:	Susan Lang	Name:	Carol A. Gamble

Title:	SVP & Chief Supply Chain Officer	Title:	Sr. Vice President & General Counsel

Date:	4/15/11	Date:	4/18/11

EXPRESS SCRIPTS SPECIALTY DISTRIBUTION SERVICES, INC.

By:	/s/ Susan Lang

Name:	Susan Lang

Title:	SVP & Chief Supply Chain Officer

Date:	4/15/11

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.